Amendment To

REVOLVING LINE OF TRADE CREDIT AGREEMENT

This Agreement (the “Amendment Agreement”) is an amendment to the Revolving Line of Trade Credit Agreement dated the 21th day of May, 2010 (“Credit Agreement”), by and between KOPIN CORPORATION ("Lender"), and VUZIX CORPORATION, a Delaware corporation ("Borrower").

         In consideration of the mutual covenants and agreements contained herein and in the Credit Agreement, the parties agree to amend the Credit Agreement effective immediately as follows:

1.
The amount of Advances that Lender is obligated to make to Borrower is limited in Paragraph 1 of the Credit Agreement to a total Credit Limit of Two Hundred Fifty Thousand Dollars ($250,000.00).  The Credit Agreement is hereby amended, effective immediately, so as to increase the Credit Limit to Five Hundred Thousand Dollars ($500,000.00).

2.
As additional compensation to the bonus warrants originally issued in Paragraph 5 of the Credit Agreement, Borrower shall issue to Lender, a further bonus of 555,555 non-transferable warrants (“Further Warrants”) in consideration of the risks taken by the Lender in extending and increasing this revolving credit line. Each Further Warrant shall be exercisable to acquire one share of common stock of Vuzix Corporation (each, a “Share” and collectively, the “Shares”) at a price of Cdn $0.12 per share on the same terms and conditions as originally laid out in Paragraph 5 of the Credit Agreement. The Further Warrants are exercisable until the earlier of the expiration of the line of credit and repayment of all advances made thereunder or May 21, 2015 and subject to standard TSXV approvals, hold periods and US SEC Rule 144 restrictions. Borrower shall have no obligation to ensure that Rule 144 is available to Lender at any time.

3.	All other provisions and terms of the Credit Line Agreement shall remain the in effect in accordance with their original terms.

  EXECUTED on this 8th day of October 2010.

Borrower: Vuzix Corporation	Lender: Kopin Corporation

By: /s/ Paul Travers	By: /s/ Richard Sneider
Name: Paul Travers	Name: Richard Sneider
Title: President & CEO	Title: CFO